   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 9, 2002
                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                           TECHNICAL OLYMPIC USA, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                        76-0460831
    (State or other jurisdiction                           (I.R.S. Employer
  of incorporation or organization)                     Identification Number)

                        4000 HOLLYWOOD BLVD., SUITE 500N
                            HOLLYWOOD, FLORIDA 33021
          (Address of principal executive offices, including zip code)

                                   ----------

                           TECHNICAL OLYMPIC USA, INC.
                       ANNUAL AND LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                  HOLLY HUBENAK
                       VICE PRESIDENT AND GENERAL COUNSEL
                            1200 SOLDIERS FIELD DRIVE
                             SUGAR LAND, TEXAS 77479
                     (Name and address of agent for service)

                                 (281) 243-0127
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                             CHRISTOPHER S. COLLINS
                             VINSON & ELKINS L.L.P.
                         1001 FANNIN STREET, SUITE 2300
                              HOUSTON, TEXAS 77002
                                 (713) 758-2222

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
             TITLE OF SECURITIES                  AMOUNT TO BE        OFFERING PRICE       AGGREGATE OFFERING    REGISTRATION
               TO BE REGISTERED                   REGISTERED(1)        PER SHARE(2)               PRICE               FEE
-------------------------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.01 per share)..      4,000,000 shares           $15.52              $62,080,000         $5,711.36
===============================================================================================================================

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act") this registration statement also covers such number of additional shares of common stock that may become issuable under the Technical Olympic USA, Inc. Annual and Long-Term Incentive Plan in the event of certain changes in the outstanding shares, including stock splits, stock dividends, combinations or reclassifications of shares, recapitalizations, or mergers.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of registrant's common stock as reported on the NASDAQ National Market System on September 3, 2002.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which we have filed with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this registration statement:

         (a) our annual report on Form 10-K for the year ended December 31, 2001, as filed with the Commission on March 25, 2002;

         (b) our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2002, and June 30, 2002, as filed with the Commission on May 15, 2002, and August 13, 2002, respectively;

         (c) our current reports on Form 8-K filed with the Commission on April 29, 2002, May 31, 2002, June 5, 2002, June 18, 2002,
                  July 9, 2002, and August 14, 2002; and

         (d) the description of our common stock contained in our registration statement on Form S-1, File No. 333-42213, filed with the Commission on December 15, 1997, under the caption "Description of Capital Stock," as updated by our Certificate of Incorporation, filed with the Commission on March 27, 2001, as Exhibit 3.1 and as amended by our Certificate of Amendment amending the Certificate of Incorporation, a form of which has been filed with the Commission on June 3, 2002 on our Information Statement on Form 14-C as Exhibit 99.B.

         All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the effective date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that (1) indicates that all securities registered on this registration statement have been sold or (2) deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         Section 145 also provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Furthermore, Section 145 provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         As permitted by Section 102(b)(7) of the DGCL, our Certificate of Incorporation, as amended, provides that directors of our company shall have no personal liability to our company or our stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to our company or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock) or (4) for any transaction from which a director derived an improper personal benefit.

         In addition, we have entered into employment agreements with Tommy McAden, our chief financial officer, and Antonio Mon, our chief executive officer and director, and indemnity agreements with our other directors which contain provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another document that we have filed with the Commission, each of the following exhibits is filed herewith:

         3.1      Certificate of Incorporation (filed with the Commission as
                  Exhibit 3.1 to our Form 8-K filed on March 27, 2001 and incorporated herein by reference).

         3.2 The Certificate of Amendment amending the Certificate of Incorporation (filed with the Commission as Exhibit 99.B to our Information Statement on Form 14-C filed on June 3, 2002 and incorporated herein by reference).

         3.3 Bylaws (filed with the Commission as Exhibit 3.2 to our Form 8-K filed on March 27, 2001 and incorporated herein by reference).

         4.1*     Specimen Common Stock certificate.

         4.2 Indenture dated as of June 25, 2002, among Technical Olympic USA, Inc., certain direct and indirect subsidiaries of Technical Olympic USA, Inc. and Wells Fargo Bank Minnesota, National Association, as Trustee, relating to the Senior Notes (filed with the Commission as Exhibit 4.1 to our Form 8-K filed on July 9, 2002 and incorporated herein by reference).

         4.3 Indenture dated as of June 25, 2002, among Technical Olympic USA, Inc., certain direct and indirect subsidiaries of Technical Olympic USA, Inc. and Wells Fargo Bank Minnesota, National Association, as Trustee, related to the Senior Subordinated Notes (filed with the Commission as Exhibit 4.2 to our Form 8-K filed on July 9, 2002 and incorporated herein by reference).

         4.4 Registration Rights Agreement dated June 25, 2002, among Technical Olympic USA, Inc., certain direct and indirect subsidiaries of Technical Olympic USA, Inc., Salomon Smith Barney, Inc., Deutsche Bank Securities, Inc. and Fleet Securities, Inc. relating to the Senior Notes (filed with the Commission as Exhibit 4.3 to our Form 8-K filed on July 9, 2002 and incorporated herein by reference).

         4.5 Registration Rights Agreement dated June 25, 2002, among Technical Olympic USA, Inc., certain direct and indirect subsidiaries of Technical Olympic USA, Inc., Salomon Smith Barney Inc., Deutsche Bank Securities Inc. and Fleet Securities, Inc. relating to the Senior Subordinated Notes (filed with the Commission as Exhibit 4.4 to our Form 8-K filed on July 9, 2002 and incorporated herein by reference).

         4.6 Registration Rights Agreement dated June 25, 2002, among Technical Olympic USA, Inc. and Technical Olympic, Inc. (filed with the Commission as Exhibit 2.2 to our Form 8-K filed on July 9, 2002, and incorporated herein by reference).

         5.1*     Opinion of Vinson & Elkins L.L.P.

         10.1* Technical Olympic USA, Inc. Annual and Long-Term Incentive Plan, as amended.

         23.1*    Consent of Ernst & Young LLP.

         23.2*    Consent of BDO Seidman LLP.

         23.3*    Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

         24.1* Powers of Attorney (included on the signature page to this registration statement).

         ----------

         *filed herewith

ITEM 9. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(a) and
(1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 9th day of September, 2002.

                                           TECHNICAL OLYMPIC USA, INC.


                                           By: /s/ Tommy McAden
                                               --------------------------------
                                               Tommy McAden
                                               Vice President-Finance and
                                               Administration and Chief
                                               Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tommy McAden as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 9th day of September, 2002.

                  SIGNATURE                                   TITLE
                  ---------                                   -----
             /s/ Antonio Mon                 Executive Vice Chairman, Chief Executive Officer,
----------------------------------------     President and Director
             Antonio B. Mon                  (Principal Executive Officer)


            /s/ Tommy McAden                 Vice President-Finance and Administration and Chief
----------------------------------------     Financial Officer
             Tommy L. McAden                 (Principal Financial Officer)


            /s/ Randy Kotler                 Chief Accounting Officer
----------------------------------------     (Principal Accounting Officer)
              Randy Kotler


         /s/ Constantine Stengos             Chairman of the Board
----------------------------------------
           Constantine Stengos

         /s/ Yannis Delikanakis              Executive Vice Chairman and Director
----------------------------------------
           Yannis Delikanakis

                                             Emeritus Vice Chairman and Director
----------------------------------------
            Lonnie M. Fedrick

           /s/ Andreas Stengos               Director
----------------------------------------
             Andreas Stengos

           /s/ George Stengos                Director
----------------------------------------
             George Stengos

            /s/ Larry Horner                 Director
----------------------------------------
             Larry D. Horner

           /s/ William Hasler                Director
----------------------------------------
            William A. Hasler

                                             Director
----------------------------------------
           Michael J. Poulous

                                             Director
----------------------------------------
           Michael S. Stevens

                                INDEX TO EXHIBITS


         3.1      Certificate of Incorporation (filed with the Commission as
                  Exhibit 3.1 to our Form 8-K filed on March 27, 2001 and incorporated herein by reference).

         3.2      The Certificate of Amendment amending the Certificate of
                  Incorporation (filed with the Commission as Exhibit 99.B to our Information Statement on Form 14-C filed on June 3, 2002 and incorporated herein by reference).

         3.3      Bylaws (filed with the Commission as Exhibit 3.2 to our Form
                  8-K filed on March 27, 2001 and incorporated herein by reference).

         4.1*     Specimen Common Stock certificate.

         4.2      Indenture dated as of June 25, 2002, among Technical Olympic
                  USA, Inc., certain direct and indirect subsidiaries of Technical Olympic USA, Inc. and Wells Fargo Bank Minnesota,
                  National Association, as Trustee, relating to the Senior Notes
                  (filed with the Commission as Exhibit 4.1 to our Form 8-K filed on July 9, 2002 and incorporated herein by reference).

         4.3      Indenture dated as of June 25, 2002, among Technical Olympic
                  USA, Inc., certain direct and indirect subsidiaries of Technical Olympic USA, Inc. and Wells Fargo Bank Minnesota,
                  National Association, as Trustee, related to the Senior
                  Subordinated Notes (filed with the Commission as Exhibit 4.2 to our Form 8-K filed on July 9, 2002 and incorporated herein by reference).

         4.4      Registration Rights Agreement dated June 25, 2002, among
                  Technical Olympic USA, Inc., certain direct and indirect subsidiaries of Technical Olympic USA, Inc., Salomon Smith
                  Barney, Inc., Deutsche Bank Securities, Inc. and Fleet
                  Securities, Inc. relating to the Senior Notes (filed with the Commission as Exhibit 4.3 to our Form 8-K filed on July 9,
                  2002 and incorporated herein by reference).

         4.5      Registration Rights Agreement dated June 25, 2002, among
                  Technical Olympic USA, Inc., certain direct and indirect subsidiaries of Technical Olympic USA, Inc., Salomon Smith
                  Barney Inc., Deutsche Bank Securities Inc. and Fleet
                  Securities, Inc. relating to the Senior Subordinated Notes
                  (filed with the Commission as Exhibit 4.4 to our Form 8-K filed on July 9, 2002 and incorporated herein by reference).

         4.6      Registration Rights Agreement dated June 25, 2002, among
                  Technical Olympic USA, Inc. and Technical Olympic, Inc. (filed with the Commission as Exhibit 2.2 to our Form 8-K filed on July 9, 2002, and incorporated herein by reference).

         5.1*     Opinion of Vinson & Elkins L.L.P.

         10.1*    Technical Olympic USA, Inc. Annual and Long-Term Incentive
                  Plan, as amended.

         23.1*    Consent of Ernst & Young LLP.

         23.2*    Consent of BDO Seidman LLP.

         23.3*    Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

         24.1* Powers of Attorney (included on the signature page to this registration statement).

         ----------

         *filed herewith